UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                               AEGIS REALTY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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



On February 3, 2003, Aegis Realty, Inc. reported in a press release the special meeting and record dates for the merger transaction with Phillips Edison, LTD. A copy of this press release follows.



                                 PRESS RELEASE


          AEGIS REALTY, INC. ANNOUNCES SPECIAL MEETING AND RECORD DATES
                FOR MERGER TRANSACTION WITH PHILLIPS EDISON, LTD

NEW YORK, NY - February 3, 2003 - Aegis Realty, Inc. ("Aegis") (AMEX: AER) today announced that it has set the special meeting and record dates for stockholder approval of its merger transaction with a subsidiary of Phillips Edison, LTD ("PECO").

Aegis's Board of Directors set the date for the special meeting to vote on the proposed merger at Friday, March 21, 2003, for stockholders of record on February 13, 2003. The special meeting will be held at 10:00 a.m. at the offices of Paul, Hastings, Janofsky & Walker LLP, at 75 East 55th Street, New York, New York.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, trends, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. With respect to the proposed merger, there is the risk that PECO will not obtain the financing necessary to consummate the merger notwithstanding the fact that it has obtained commitments for such financing as described in the merger agreement. Additional risks relating to the Company can be found in the Company's filings with the Securities and Exchange Commission, including the 2001 Annual Report on Form 10-K and the proxy statement which will be delivered to stockholders as part of the approval process. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Important additional information will be filed with the SEC

Aegis will be filing a proxy statement with the SEC in connection with the above-described transaction. Investors and security holders are urged to read the proxy statement because it will contain important information. The proxy statement and other documents filed by Aegis with the SEC may be obtained when they become available free of charge at the SEC's website (http://www.sec.gov).

Aegis, and its directors and officers, and the advisor, and the directors and officers of its sole general partner, may be deemed to be "participants" in the solicitation of proxies from Aegis stockholders in connection with the transaction. These potential participants have interest in the transaction, some of which could differ from those of Aegis stockholders generally. Information about the directors and officers of Aegis and the general partner of the advisor, including such individuals' ownership of Aegis shares, is set forth in the proxy statement for Aegis's 2002 annual meeting of stockholders (and is available at the SEC website listed above). Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the proxy statement when it becomes available.